Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-42628, effective July 31, 2000, and Registration Statement No. 333-151782, effective June 19, 2008, on Forms S-8 of Capital Bank Corporation of our report dated June 18, 2010, appearing in this Annual Report on Form 11-K of the Capital Bank 401(k) Retirement Plan for the year ended December 31, 2009.

/s/ ELLIOTT DAVIS, PLLC

Greenville, South Carolina
June 18, 2010